                                                                     Exhibit 12.
                                                                     -----------


               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------




                                            Year ended December 31
                     --------------------------------------------------------------------
                         1996          1995          1994          1993          1992
                     ------------  ------------  ------------  ------------  ------------
Earnings:
  Earnings before
   income taxes      $497,961,000  $409,628,000  $302,131,000  $200,537,000  $118,806,000

Fixed charges:
  Interest             70,050,000    57,313,000    41,619,000    51,155,000    44,868,000
  One-third rent        2,888,000     2,034,000     1,688,000     1,483,000     1,652,000
                     ------------  ------------  ------------  ------------  ------------
                       72,938,000    59,347,000    43,307,000    52,638,000    46,520,000
                     ------------  ------------  ------------  ------------  ------------
                     $570,899,000  $468,975,000  $345,438,000  $253,175,000  $165,326,000
                     ============  ============  ============  ============  ============

Fixed charges:
  Interest           $ 70,050,000  $ 57,313,000  $ 41,619,000  $ 51,155,000  $ 44,868,000
  One-third rent        2,888,000     2,034,000     1,688,000     1,483,000     1,652,000
                     ------------  ------------  ------------  ------------  ------------
                     $ 72,938,000  $ 59,347,000  $ 43,307,000  $ 52,638,000  $ 46,520,000
                     ============  ============  ============  ============  ============

Ratio of earnings
  to fixed charges (1)       7.83          7.90          7.98          4.81          3.55
                             ====          ====          ====          ====          ====

(1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.

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